UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            Form 8-K


                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):  July 6, 1998

                Commission File Number 1-14316


                    APRIA HEALTHCARE GROUP INC.
       (Exact Name of Registrant as Specified in Charter)



                Delaware                          33-0488566
     (State or other jurisdiction of           (I.R.S. Employer
     incorporation or organization)          Identification Number)

     3560 Hyland Avenue, Costa Mesa, CA              92626
 (Address of principal executive offices)          (Zip Code)



     Registrant's telephone number, including area code: (714) 427-2000

ITEM 4.  Changes in Registrant's Certifying Accountant

     During the second quarter of 1998, Apria Healthcare Group Inc. (the "Company") commenced a review of its independent auditing services. As part of the process, the Company evaluated the services provided by its existing independent auditors, Ernst & Young, LLP, and interviewed two other independent auditing firms. As a result of such review and evaluation, the Company has elected, effective July 6, 1998, to change the independent auditors for the Company's fiscal year ending December 31, 1998. A successor will be named in the near future. The following information is provided in connection therewith:

A.    Pursuant  to  Item  304(a)(1) of Regulation  S-K,  the
Company reports the following specific information:

(i)   Effective July 6, 1998, the Company dismissed Ernst  &
Young, LLP as its independent auditors for the fiscal year ending December 31, 1998.

(ii) The reports of Ernst & Young, LLP on the financial statements for each of the past two years contained no adverse opinion or disclaimer of opinion, and no such report was qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii) The decision to change independent auditors was not recommended or approved by the Audit Committee of the Company's Board of Directors.

(iv) There were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, between the Company and its independent auditors during the Company's two most recent fiscal years or during the year-to-date period ended July 6, 1998.

B. No event requiring disclosure under Item 304(a)(2) of Regulation S-K has occurred.

C. In accordance with the requirements of Item 304(a)(3) of Regulation S-K, Ernst & Young, LLP has been provided with a copy of the foregoing disclosures and has provided the letter required by said item.


ITEM 7.   EXHIBITS

Letter to the Securities and Exchange Commission from the Company's former independent accountants, Ernst & Young, LLP, regarding its concurrence with certain statements made by the Company in the report concerning their resignation or dismissal as the Company's principal accountants provided pursuant to Item 304(a)(3) of Regulation S-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    Registrant:

                    APRIA HEALTHCARE GROUP INC.


July 10, 1998

                     By:
                        ----------------------------------
                        Robert S. Holcombe
                        Senior Vice President

                        EXHIBIT INDEX



Exhibit Number       Exhibit
--------------       ------------------
     1               Letter dated July 8, 1998 from Ernst & Young, LLP
                     addressed to the Securities and Exchange Commission.